                                                                  EXHIBIT (A)(2)

                            BKF CAPITAL GROUP, INC.

                             LETTER OF TRANSMITTAL

PARTICIPATION INSTRUCTIONS:

          COMPLETE THIS FORM, INCLUDING EXHIBIT A ATTACHED HERETO, SIGN IT, AND SEND IT, ALONG WITH AN EXECUTED DEFERRED STOCK AWARD AGREEMENT, TO NORRIS NISSIM IN PERSON OR BY MAIL TO BKF CAPITAL GROUP, INC., ATTN: NORRIS NISSIM, ONE ROCKEFELLER PLAZA, NEW YORK, NEW YORK 10020, THIS FORM MUST ARRIVE BEFORE 11:59 P.M., EASTERN STANDARD TIME, ON JANUARY 10, 2003. IF YOU ELECT TO DELIVER YOUR SIGNED LETTER OF TRANSMITTAL BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. FOR ANY METHOD USED, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     Name of Participant:
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     Social Security Number:
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     I am a participant in the BKF Capital Group, Inc. 1998 Incentive
Compensation Plan (the "Plan") and currently employed by BKF Capital Group, Inc. (the "Company"), or one of its subsidiaries. I have received and read the Offer to Exchange from BKF Capital Group, Inc., and I am eligible to participate in the offer described therein. I understand that I may elect to exchange the eligible options (as defined in the Offer to Exchange) that were granted to me under the Plan. I also understand that if I exchange any of my eligible options, I must exchange all eligible options granted to me under the Plan. In return, for the eligible options that I elect to exchange and that the Company accepts for exchange, the Company will grant me shares of deferred stock, also referred to as restricted stock units, each of which, as described further in the Offer to Exchange, represents the right to receive one share of the Company's common stock, PROVIDED THAT I AM STILL EMPLOYED BY THE COMPANY OR ONE OF ITS SUBSIDIARIES ON THE OFFER'S EXPIRATION DATE. The number of restricted stock units that I receive will be determined by dividing the number of eligible options that I tendered by 3.0 and rounding the result to the nearest whole share. The restricted stock units shall vest and be delivered as set forth in the Offer to Exchange and are subject to forfeiture.

     I recognize that, under certain circumstances stated in the Offer to Exchange, the Company may terminate or amend the offer and postpone its acceptance and cancellation of any options elected for exchange. In any such event, I understand that the options elected for exchange pursuant to this Letter of Transmittal but not accepted for exchange will be returned to me.

     I have reviewed the list of all of my eligible options that the Company has attached as Exhibit A to this Letter of Transmittal. I hereby give up my entire ownership interest in all of my eligible options as set forth on Exhibit A, and I understand that such options will become null and void on the date the Company accepts my options for exchange. I acknowledge that this election is entirely voluntary. I ALSO ACKNOWLEDGE THAT I WILL BE UNABLE TO REVOKE THE ELECTION DESCRIBED IN THIS LETTER OF TRANSMITTAL AFTER 11:59 P.M., EASTERN STANDARD TIME, ON JANUARY 10, 2003.

                 PLEASE TURN TO EXHIBIT A ON THE FOLLOWING PAGE

                                                                       EXHIBIT A

[Insert Participant Name]

     I hereby make the following election with regard to all of my eligible options granted under the Plan:

     - If you wish to ACCEPT this offer with respect to all of your eligible options set forth below, please check the box below.

     - If you do not wish to accept this offer with respect to all of your eligible options set forth below, do NOT check the box below. Your eligible options will NOT be exchanged for restricted stock units and you will retain your eligible options.

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                                 SUMMARY OF ELIGIBLE OPTIONS
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          GRANT DATE                    EXERCISE PRICE            NUMBER OF ELIGIBLE OPTIONS
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
          12/13/2001                        $28.27
----------------------------------------------------------------------------------------------

Check box to ACCEPT this offer   [ ]

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Signature of Holder

Print Name:
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Home Telephone: (   )
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Date:
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Address:
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